EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2017 RESULTS
~ Services Gross Margin Up 200 Basis Points; Company Signs Record Second Quarter Bookings~

ST. LOUIS (August 3, 2017) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter ended June 30, 2017.

Financial Highlights

For the quarter ended June 30, 2017:
·	Revenue decreased 6% to $117.0 million from $124.4 million for the second quarter of 2016;
·	Services revenue decreased 3% to $104.8 million from $107.9 million for the second quarter of 2016;
·	Gross margin increased 3% to $39.4 million from $38.3 million for the second quarter of 2016;
·	The effective tax rate increased to 68.4% from 34.4% for the second quarter of 2016 primarily due to the company's repatriation of foreign earnings from China;
·	Net income decreased to $2.4 million from $5.8 million for the second quarter of 2016 primarily due to the higher effective tax rate;
·	GAAP earnings per share results on a fully diluted basis decreased to $0.07 from $0.17 for the second quarter of 2016;
·
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.29 from $0.28 for the second quarter of 2016; and

·	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased to $16.9 million from $16.5 million for the second quarter of 2016.

"Positive performance across key operational metrics drove meaningful margin expansion during the quarter, and we expect continued margin growth in the third and fourth quarters," said Jeffrey Davis, Perficient's chairman and chief executive officer. "On top of the margin momentum, June 2017 represented Perficient's largest bookings month in history and contributed to a record second quarter bookings total. Those successes, coupled with record bookings for the month of July, have Perficient poised for strong growth over the course of the second half and into 2018."

Other Highlights

Among other recent achievements, Perficient:

·	Acquired Clarity Consulting, a Chicago-based $27 million annual revenue consultancy with deep expertise in custom development, cloud implementations, and digital experience design;
·	Received three prestigious awards from Microsoft – Global Messaging Partner of the Year, U.S. EPG Office 365 Consumption Partner of the Year, and Performance Partner of the Year;
·
Received one Platinum and two Gold Hermes Creative Awards recognizing innovative website development delivered by Perficient Digital for Mohawk Flooring, the Carhartt workwear clothing company, and The Henry Ford history museum

·	Appointed Brian Matthews, co-founder and general partner of Cultivation Capital, as an independent member of the company's Board of Directors;
·
Joined the new Microsoft Customer Engagement Alliance, a group of digital consulting firms that advise Microsoft on digital transformation initiatives and collaborate on best practices for addressing the technology challenges faced by chief marketing officers; and

·
Added new customer relationships and follow-on projects with leading companies such as Adient, Ashley HomeStore, BJC HealthCare, Blue Cross Blue Shield of Michigan, Buckingham Asset Management, Caterpillar, Cedars-Sinai, Emerson Electric, Express Scripts, Flagstar Bank, FordDirect, Ford Motor Co., GM Financial, Hager Companies, Hunter Douglas, Husqvarna, Jo-Ann Stores, Learning Care Group, Mohawk Flooring, Ohio Health, RGA, St. Luke's Healthcare, Scottrade, and Trinity Health.

Visit www.perficient.com under the heading "Investor Relations" for additional Performance Highlights for the quarter ended June 30, 2017.

Business Outlook

Perficient expects its third quarter 2017 services and software revenue, including reimbursed expenses, to be in the range of $120.5 million to $134.0 million, comprised of $114.3 million to $121.7 million of revenue from services including reimbursed expenses and $6.2 million to $12.3 million of revenue from sales of software. Third quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.32 to $0.34.

Perficient is narrowing its previously provided full year 2017 revenue guidance range to $490 million to $510 million,  and narrowing its full year 2017 adjusted earnings per share guidance (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) to a range of $1.19 to $1.29.

Conference Call Details

Perficient will host a conference call regarding second quarter 2017 financial results today at 10 a.m. Eastern.

WHAT: Perficient Reports Second Quarter 2017 Results
WHEN: Thursday, August 3, 2017, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 43853002
REPLAY TIMES: Thursday, August 3, 2017, at 1 p.m. Eastern, through Thursday, August 10, 2017, at 1 p.m.
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 43853002

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Platinum Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2017. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our most recently filed annual report on Form 10-K, and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic uncertainty on our business;
(3)    risks associated with uncertainties resulting from changes to policies and laws following the U.S. elections in November 2016;
(4)    risks associated with the operation of our business generally, including:
a)	client demand for our services and solutions;
b)	maintaining a balance of our supply of skills and resources with client demand;
c)	effectively competing in a highly competitive market;
d)	protecting our clients' and our data and information;
e)	risks from international operations including fluctuations in exchange rates;
f)	changes to immigration policies;
g)	obtaining favorable pricing to reflect services provided;
h)	adapting to changes in technologies and offerings;
i)	risk of loss of one or more significant software vendors;
j)	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;
k)	maintaining effective internal controls; and
l)	changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)    legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information;
(6)    risks associated with managing growth organically and through acquisitions; and
(7)    the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Services	$104,794	$107,882	$205,681	$217,629
Software and hardware	9,270	11,247	16,269	20,723
Reimbursable expenses	2,962	5,267	6,096	9,886
Total revenues	117,026	124,396	228,046	248,238

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	65,561	69,684	130,040	139,858
Software and hardware costs	7,727	9,742	13,692	17,155
Reimbursable expenses	2,962	5,267	6,096	9,886
Stock compensation	1,385	1,383	2,752	2,795
Total cost of revenues	77,635	86,076	152,580	169,694

Gross margin	39,391	38,320	75,466	78,544

Selling, general and administrative	23,868	23,204	47,236	47,678
Stock compensation	2,260	2,386	4,576	4,627
Total selling, general and administrative	26,128	25,590	51,812	52,305

Depreciation	1,205	1,214	2,464	2,407
Amortization	3,537	3,306	7,162	6,671
Acquisition costs	893	162	1,383	405
Adjustment to fair value of contingent consideration	(597)	(1,189)	(439)	(952)
Income from operations	8,225	9,237	13,084	17,708

Net interest expense	657	467	1,004	987
Net other (income) expense	(51)	(97)	(69)	5
Income before income taxes	7,619	8,867	12,149	16,716
Provision for income taxes	5,210	3,052	7,030	5,495
Net income	$2,409	$5,815	$5,119	$11,221

Basic earnings per share	$0.07	$0.17	$0.15	$0.33
Diluted earnings per share	$0.07	$0.17	$0.15	$0.32

Shares used in computing basic earnings per share	32,942	33,994	33,161	33,953
Shares used in computing diluted earnings per share	33,747	34,843	34,080	34,891

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2017 (unaudited)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,692	$10,113
Accounts receivable, net	100,624	103,702
Prepaid expenses	4,028	3,353
Other current assets	3,051	5,331
Total current assets	113,395	122,499
Property and equipment, net	8,301	8,888
Goodwill	304,456	275,205
Intangible assets, net	59,041	45,115
Other non-current assets	6,132	4,869
Total assets	$491,325	$456,576

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,044	$18,416
Other current liabilities	31,998	27,637
Total current liabilities	44,042	46,053
Long-term debt	68,000	32,000
Other non-current liabilities	19,807	19,058
Total liabilities	$131,849	$97,111

Stockholders' equity:
Common stock	$47	$46
Additional paid-in capital	396,801	379,094
Accumulated other comprehensive loss	(2,160)	(2,743)
Treasury stock	(149,841)	(126,442)
Retained earnings	114,629	109,510
Total stockholders' equity	359,476	359,465
Total liabilities and stockholders' equity	$491,325	$456,576

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), please see the section entitled "About Non-GAAP Financial Measures" and the accompanying tables entitled "Reconciliation of GAAP to Non-GAAP Measures."

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs, and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient's business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient's past financial performance and future results. Perficient's management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient's business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient's performance using the same methodology and information used by Perficient's management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient's business performance in the way that management does. Perficient's definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient's acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share.  Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Write-off of Unamortized Credit Facility Fees
Perficient entered into a new credit agreement during the second quarter of 2017. In connection with the new agreement, the company wrote off unamortized credit facility fees associated with the former credit agreement. Perficient believes that excluding this non-cash write-off from its non-GAAP financial measures is useful to investors because the expense is infrequent and not reflective of the company's business performance.

Tax Impact of China Repatriation
During the second quarter of 2017, Perficient determined that as a result of changes in the business and macroeconomic environment, the foreign earnings of the company's Chinese subsidiary were no longer permanently reinvested. The company repatriated $4.8 million in June 2017 and an additional $4.8 million in July 2017. A provision for the expected taxes on repatriation of these earnings was recorded in the amount of $2.5 million during the three and six months ended June 30, 2017. Perficient believes that excluding this incremental tax expense from its non-GAAP financial measures is useful to investors because this expense is infrequent and can cause comparison of current and historical financial results to be difficult.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net Income	$2,409	$5,815	$5,119	$11,221
Adjustments:
Provision for income taxes	5,210	3,052	7,030	5,495
Amortization	3,537	3,306	7,162	6,671
Acquisition costs	893	162	1,383	405
Adjustment to fair value of contingent consideration	(597)	(1,189)	(439)	(952)
Write-off of unamortized credit facility fees	246	-	246	-
Stock compensation	3,645	3,769	7,328	7,422
Adjusted Net Income Before Tax	15,343	14,915	27,829	30,262
Adjusted income tax (1)	5,554	5,295	9,963	10,682
Adjusted Net Income	$9,789	$9,620	$17,866	$19,580

GAAP Earnings Per Share (diluted)	$0.07	$0.17	$0.15	$0.32
Adjusted Earnings Per Share (diluted)	$0.29	$0.28	$0.52	$0.56
Shares used in computing GAAP and Adjusted Earnings Per Share (diluted)	33,747	34,843	34,080	34,891

(1) The estimated adjusted effective tax rate of 36.2% and 35.5% for the three months ended June 30, 2017 and 2016, respectively, and 35.8% and 35.3% for the six months ended June 30, 2017 and 2016, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes. The estimated adjusted effective tax rate for the three and six months ended June 30, 2017 excludes the tax impact of the China repatriation.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net Income	$2,409	$5,815	$5,119	$11,221
Adjustments:
Provision for income taxes	5,210	3,052	7,030	5,495
Net interest expense	657	467	1,004	987
Net other (income) expense	(51)	(97)	(69)	5
Depreciation	1,205	1,214	2,464	2,407
Amortization	3,537	3,306	7,162	6,671
Acquisition costs	893	162	1,383	405
Adjustment to fair value of contingent consideration	(597)	(1,189)	(439)	(952)
Stock compensation	3,645	3,769	7,328	7,422
EBITDAS (1)	$16,908	$16,499	$30,982	$33,661

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income.  EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Q3 2017		Full Year 2017
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.16	$0.19	$0.50	$0.62
Non-GAAP Adjustment (a):
Non-GAAP Reconciling Items	0.25	0.23	0.97	0.94
Tax Effect of Above Reconciling Items	(0.09)	(0.08)	(0.35)	(0.34)
Tax Effect of China Repatriation	-	-	0.07	0.07
Adjusted EPS	$0.32	$0.34	$1.19	$1.29

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, adjustments to fair value of contingent consideration, and write-off of unamortized credit facility fees, net of the tax effect of these adjustments and the China repatriation, divided by fully diluted shares. The Company currently expects its Q3 2017 and full year 2017 GAAP effective income tax rate to be 34.5% and 44.0%, respectively.